UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2010

PIONEER DRILLING COMPANY

(Exact name of registrant as specified in its charter)

Texas	1-8182	74-2088619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 N.E. Loop 410, Suite 1000 San Antonio, Texas		78209
(Address of principal executive offices)		(ZIP Code)

Registrant’s telephone number, including area code: (210) 828-7689

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On February 23, 2010, Pioneer Drilling Company, a Texas corporation (“Pioneer”), entered into a Second Amendment (the “Second Amendment”) to its Credit Agreement, dated as of February 29, 2008 (the “Credit Agreement”), among Pioneer, the lenders party thereto, and Wells Fargo Bank, N.A., as administrative agent, issuing lender and swing line lender (the “Administrative Agent”).

The Second Amendment, which will become effective upon the closing of the Offering (as defined below), among other things, (i) reduces the maximum amount that Pioneer can borrow under the senior secured revolving credit facility from $325 million to $225 million, (ii) terminates Pioneer’s obligation to make an annual mandatory prepayment equal to 50% of Pioneer’s excess cash flow if Pioneer’s senior leverage ratio exceeds 2.50 to 1.00, and (iii) permits Pioneer to borrow up to $250 million of additional unsecured or subordinated secured debt in addition to the notes.

The foregoing summary of the Second Amendment is not complete and is qualified in its entirety by reference to the text of the Second Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

ITEM 8.01	Other Events.

On February 23, 2010, Pioneer issued a press release announcing that, subject to market conditions, it plans to offer up to $250 million in aggregate principal amount of senior unsecured notes due 2018 (the “Notes”) in a private placement to eligible purchasers (the “Offering”). A copy of the press release announcing the Offering is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

In connection with the Offering, Pioneer distributed a confidential preliminary offering memorandum related to the Notes (the “Offering Memorandum”) to prospective investors on February 23, 2010. A copy of certain excerpts from the Offering Memorandum providing guarantor and non-guarantor financial information is furnished with this Current Report on Form 8-K as Exhibit 99.2 attached hereto.

The Offering Memorandum contains forward-looking statements regarding Pioneer based on current expectations. Those forward-looking statements include all statements other than those made solely with respect to historical fact. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. Many of the factors that will determine the outcome of the subject matter of these statements are beyond Pioneer’s ability to control or predict. Pioneer does not undertake any obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

This report and the statements contained in Exhibits 99.1 and 99.2 do not and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Second Amendment to Credit Agreement, dated as of February 23, 2010, among Pioneer Drilling Company, the lenders party thereto, and Wells Fargo Bank, N.A., as administrative agent, issuing lender and swing line lender

99.1	Press Release, dated February 23, 2010, announcing offering of up to $250 million of senior unsecured notes due 2018

99.2	Excerpts from Confidential Preliminary Offering Memorandum, dated February 23, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER DRILLING COMPANY

By	/S/ CARLOS R. PEÑA
Carlos R. Peña
Senior Vice President, General Counsel and Secretary
(Duly Authorized Officer)

Date: February 23, 2010

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment to Credit Agreement, dated as of February 23, 2010, among Pioneer Drilling Company, the lenders party thereto, and Wells Fargo Bank, N.A., as administrative agent, issuing lender and swing line lender.

99.1	Press Release, dated February 23, 2010, announcing offering of up to $250 million of senior unsecured notes due 2018

99.2	Excerpts from Confidential Preliminary Offering Memorandum, dated February 23, 2010

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